EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151680, 333-117092, 333-108114, 333-84974 and 333-34160) of LodgeNet Interactive Corporation of our report dated June 25, 2009 relating to the financial statements and supplemental schedule of LodgeNet Interactive Corporation 401(k) Plan (f/k/a LodgeNet Entertainment Corporation 401(k) Plan), which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 25, 2009

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